POWER OF ATTORNEY

I, the undersigned Trustee of DoubleLine Opportunistic Credit Fund (the “Trust”), hereby severally constitute and appoint each of Ronald R. Redell, Susan Nichols, Earl A. Lariscy, Louis C. Lucido, Cris Santa Ana, Keith T. Kirk, Timothy W. Diggins, and Jeremy C. Smith, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

/s/ Robert J. Untracht	August 3, 2011
Robert J. Untracht, Trustee	Date